EXHIBIT 2.1





                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                          CHANTAL SKIN CARE CORPORATION

                        CORPORATE SPORTS INCENTIVES, INC.

                           JOEL PENSLEY, AN INDIVIDUAL

                                       AND

              THE STOCKHOLDERS OF CORPORATE SPORTS INCENTIVES, INC.



                          DATED AS OF OCTOBER 31, 2003


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                                TABLE OF CONTENTS

ARTICLE I - THE EXCHANGE

Preamble.......................................................................3
Certain Definitions............................................................3
Section 1.01   The Exchange....................................................5
Section 1.02   Closing.........................................................6
Section 1.03   Effective Time..................................................7
Section 1.04   Effect of the Exchange..........................................7
Section 1.05   Articles of Incorporation and Bylaws; Directors and Officers....7
Section 1.06   Further Actions.................................................7
Section 1.07   Restrictions on Resale..........................................7
Section 1.08   Exchange of Certificates........................................8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF CHANTAL AND THE CHANTAL PRINCIPAL
             STOCKHOLDER

Section 2.01   Organization, Standing and Power................................9
Section 2.02   Capitalization..................................................9
Section 2.03   Authority for Agreement........................................10
Section 2.04   Issuance of Chantal Shares.....................................10
Section 2.05   No Operating Business; Liabilities.............................10
Section 2.06   Absence of Certain Changes or Events...........................10
Section 2.07   Intellectual Property and Intangible Assets....................11
Section 2.08   Governmental Consent...........................................11
Section 2.09   Litigation.....................................................11
Section 2.10   Interested Party Transactions..................................11
Section 2.11   Compliance with Applicable Laws................................11
Section 2.12   No Undisclosed Liabilities.....................................12
Section 2.13   Tax Returns and Payment........................................12
Section 2.14   Assets; Encumbrances...........................................12
Section 2.15   Chantal Agreements.............................................12
Section 2.16   Labor and Employment Matters...................................12
Section 2.17   Employee Benefits..............................................13
Section 2.18   Restrictions on Business Activities............................13
Section 2.19   Brokers & Finders Fees.........................................13

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CSI.

Section 3.01   Organization, Standing and Power...............................13
Section 3.02   Capitalization.................................................14
Section 3.03   Authority for Agreement........................................14
Section 3.04   Financial Statements...........................................14
Section 3.05   Absence of Certain Changes or Events...........................14
Section 3.06   Governmental Consent...........................................15
Section 3.07   Title and Related Matters......................................15
Section 3.08   Intellectual Property and Intangible Assets....................16
Section 3.09   Litigation.....................................................16
Section 3.10   Interested Party Transactions..................................16
Section 3.11   Compliance with Applicable Laws................................16
Section 3.12   Tax Returns and Payment........................................16

ARTICLE IV - CERTAIN COVENANTS AND AGREEMENTS

Section 4.01   Covenants of CSI...............................................16

Section 4.02   Covenants of Chantal and the Chantal Principal Stockholder.....17
Section 4.03   Covenants of the Parties.......................................19

ARTICLE V - CONDITIONS PRECEDENT

Section 5.01   Conditions Precedent to the Parties' Obligations...............21
Section 5.02   Conditions Precedent to the Obligations of Chantal.............21
Section 5.03   Conditions Precedent to the Obligations of CSI.................22

ARTICLE VI - TERMINATION

Section 6.01   Termination....................................................23
Section 6.02   Effect of Termination..........................................23

ARTICLE VII - CONFIDENTIALITY

Section 7.01   Confidentiality................................................23

ARTICLE VIII - INDEMNIFICATION

Section 8.01   Indemnification by Chantal ....................................24
Section 8.02   Indemnification by CSI.........................................24
Section 8.03   Indemnification of Exchange Agent..............................24
Section 8.04   Survival of Indemnification....................................25

ARTICLE IX - MISCELLANEOUS

Section 9.01   Non-survival of Representations and Warranties.................25
Section 9.02   Expenses.......................................................25
Section 9.03   Applicable Law; Arbitration....................................25
Section 9.04   Notices........................................................26
Section 9.05   Entire Agreement...............................................27
Section 9.06   Assignment.....................................................27
Section 9.07   Headings; References...........................................27
Section 9.08   Counterparts...................................................27
Section 9.09   No Third Party Beneficiaries...................................27
Section 9.10   Severability; Enforcement......................................27
Section 9.11   Rules of Construction..........................................27
Section 9.12   Exhibits.......................................................27
Section 9.13   Interpretation.................................................28

SCHEDULES

EXHIBITS

         EXHIBIT A    Form of Chantal Note
         EXHIBIT B    Form of Chantal Warrant
         EXHIBIT C    Form of Chantal Lock-up Agreement
         EXHIBIT D    Form of Additional Chantal Note
         EXHIBIT E    Stock Option Plan
         EXHIBIT F    Voting Agreement
         EXHIBIT G    Rubin Family Trust Voting Agreement

                            SHARE EXCHANGE AGREEMENT

         SHARE EXCHANGE AGREEMENT dated as of October 31, 2003 (the "AGREEMENT") by and among CHANTAL SKIN CARE CORPORATION, a corporation formed under the laws of the State of Delaware ("CHANTAL"), CORPORATE SPORTS INCENTIVES, INC., a corporation formed under the laws of the State of New Hampshire ("CSI"), JOEL PENSLEY, an individual (the "CHANTAL PRINCIPAL STOCKHOLDER"), and the stockholders of CSI who are signatories hereto (the "CSI STOCKHOLDERS"). Chantal, CSI, the Chantal Principal Stockholder, and the CSI Stockholders are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    PREAMBLE

         WHEREAS, Chantal and CSI have determined that a business combination between the Parties is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

         WHEREAS, the CSI Stockholders are the record and beneficial owners of 100% of the issued and outstanding capital stock of CSI;

         WHEREAS, Chantal has proposed to acquire CSI pursuant to an exchange transaction (the "EXCHANGE") whereby, pursuant to the terms and subject to the conditions of this Agreement and in accordance with the GCL (as hereinafter defined), CSI shall become a wholly owned subsidiary of Chantal in consideration for the issuance of shares of common stock of Chantal, $0.001 par value per share (the "CHANTAL COMMON SHARES") to the stockholders of CSI and reservation for issuance of Chantal Common Shares to current warrant holders and convertible debt holders of CSI (collectively, the "EXCHANGE SHARES");

         WHEREAS, the Chantal Common Shares shall be issued or reserved for issuance, as the case may be, in exchange for 100% of the shares of capital stock of CSI as more fully described in Section 1.1;

         WHEREAS, in the Exchange all issued and outstanding shares of capital stock of CSI and all rights to receive capital stock of CSI, upon exercise of outstanding CSI warrants and/or conversion of CSI convertible notes or other securities (the "CSI SHARES") held by the stockholders, warrant holders and convertible debt holders of CSI, respectively, shall be exchanged for that number of Chantal Common Shares, warrants or convertible notes that upon issuance, exercise or conversion, respectively, shall represent 71.6% of the Fully-Diluted Chantal Shares (as hereinafter defined);

         WHEREAS, the obligation of the Parties to effect the Exchange is subject to the conditions set forth in Articles IV and V hereof;

         WHEREAS, the Parties intend that the Exchange qualify as a tax-free exchange transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, Chantal and CSI are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW,  THEREFORE,  in  consideration  of the  premises  and  the  mutual
covenants,   representations  and  warranties  contained  herein,  the  Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

"ACQUIRING ENTITY" shall have the meaning ascribed thereto in the GCL and shall for purposes of this Agreement refer to Chantal.


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"APPLICABLE LAW" means any domestic or foreign law, statute,  regulation,  rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Exchange and/or the Parties.

"DOLLAR" and "$" means lawful money of the United States of America.

"FULLY-DILUTED CHANTAL SHARES" means, at any applicable point in time, the issued and outstanding shares of Chantal capital stock, on a fully-diluted basis, after giving effect to (a) all issued and outstanding shares of Chantal common stock, (b) all issued and outstanding shares of Chantal preferred stock,
(c) all shares of Chantal capital stock issuable upon exercise of any outstanding options, warrants or other rights to purchase Chantal capital stock, and/or (d) all shares of Chantal capital stock issuable upon conversion of any outstanding notes, preferred stock, or other securities convertible into or exchangeable for shares of Chantal capital stock.

"FULLY-DILUTED CSI SHARES" means, at any applicable point in time, the issued and outstanding shares of CSI capital stock, on a fully-diluted basis, after giving effect to (a) all issued and outstanding shares of CSI common stock, (b) all issued and outstanding shares of CSI preferred stock, if any, (c) all shares of CSI capital stock issuable upon exercise of any outstanding options, warrants or other rights to purchase CSI capital stock, and/or (d) all shares of CSI capital stock issuable upon conversion of any outstanding notes, preferred stock, or other securities convertible into or exchangeable for shares of CSI capital stock.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"GCL" means the General Corporation Law of the State of Delaware.

"LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"PERSON" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

         (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

         (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

         (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"TAX  RETURN"  means  any  return,  declaration,   form,  claim  for  refund  or
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.



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                                    ARTICLE I

                                  THE EXCHANGE

SECTION 1.01 THE EXCHANGE.

         Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GCL, at the Effective Time (as defined herein), all issued and outstanding CSI Shares and rights to receive CSI Shares upon exercise and conversion of outstanding CSI warrants and CSI convertible notes, respectively, shall be exchanged for Exchange Shares or rights to receive Exchange Shares, as applicable. In connection therewith, the following terms shall apply:

         (a) EXCHANGE AGENT. Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, CSI's counsel ("GSK"), shall act as the exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging CSI Shares for the Exchange Shares. At or prior to the Closing (as hereinafter defined):

                  (i) the CSI Stockholders shall deliver to the Exchange Agent certificates evidencing all issued and outstanding shares of CSI capital stock, all outstanding CSI warrants and all outstanding convertible notes or other securities (collectively, the "CSI SECURITIES"), duly endorsed in blank for transfer or accompanied by stock powers with the signatures of the holders appropriately notarized, as appropriate, and

                  (ii) Chantal shall deliver to the Exchange Agent an aggregate of (A) 10,792,599 Chantal Common Shares to be used as the Exchange Shares, registered in amounts and in the names of the CSI Stockholders listed on SCHEDULE 1.01 annexed hereto, and (B) revised warrants and convertible notes and debentures (as contemplated by Section 1.01(e) and Section 1.01(f) hereof), entitling the holders to receive an aggregate of 2,707,401 additional Chantal Common Shares upon the exercise or conversion thereof, and registered in amounts and in the names of the CSI Stockholders listed on SCHEDULE 1.01 annexed hereto.

         (b) EXCHANGE SHARES. The Exchange Shares issuable hereunder shall consist of 10,792,599 Chantal Common Shares to be issued to the CSI Stockholders at the Closing (as hereinafter defined) and 2,707,401 Chantal Common Shares to be reserved for issuance as provided by Section 1.01(d) below.

                  (1) Each of the 111.5 issued and outstanding CSI Common Shares (as defined hereinafter) immediately prior to the Effective Time shall be exchanged for 96,794.609 Exchange Shares, or (if other than 111.5 CSI Common Shares shall then be issued and outstanding) such other number of Exchange Shares as shall be determined by dividing 10,792,599 by the number of then issued and outstanding CSI Common Shares (the "CSI EXCHANGE RATE").

                  (2) Each of the warrants or convertible notes that are exercisable or convertible into an aggregate of 27.82673 additional shares of CSI capital stock (the "CSI SHARE EQUIVALENTS") immediately prior to the Effective Time shall be exchanged for Chantal warrants or Chantal convertible notes that will entitle the holder of each CSI Share Equivalent to exercise the Chantal warrant or convert the Chantal notes into a pro-rata portion of the 2,707,401 Exchange Shares, or, if other than 27.82673 CSI Share Equivalents shall be issuable on the Effective Date upon full exercise of the CSI warrants or CSI convertible notes, such other number of Exchange Shares as shall be determined by dividing 2,707,401 by the number of CSI Share Equivalents then issued and outstanding.

                  (3)  The  Exchange   Shares  shall   represent  71.6%  of  the
Fully-Diluted Chantal Shares as at the Effective Time after giving effect to the Exchange.

         (c) EXCHANGE PROVISIONS. At the Closing, and subject to the terms and conditions of this Agreement, the CSI Stockholders shall deliver their respective CSI Common Shares, as such CSI Common Shares are set forth on
SCHEDULE 1.01 hereto, to the Exchange Agent in exchange for the Exchange Shares. In connection therewith, the CSI Stockholders shall convey to Chantal good and marketable title to the CSI Common Shares, free and clear of all liens, claims, debts, obligations or other encumbrances except such



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restrictions as are imposed by Federal or state securities  laws.  Chantal shall convey to the CSI Stockholders good and marketable title to their proportionate share of the Exchange Shares, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange of voting shares as herein provided shall be the sole consideration for the acquisition by the CSI Stockholders of the Exchange Shares. The principles governing the mechanics of the Exchange are more fully set forth under Section 1.08 hereinafter.

         (d) CHANTAL COMMON SHARES TO BE RESERVED. Subject to the terms and conditions set forth in this Agreement, at and after the Closing, Chantal shall reserve such number of Chantal Common Shares (the "RESERVED SHARES") as are required for issuance in connection with:

                  (i) the issuance to individuals and/or entities set forth on SCHEDULE 1.01 who are holders of warrants to purchase CSI Share Equivalents that will be exchanged for Chantal Warrants (as defined hereinafter) exercisable for Exchange Shares as provided by
                           Section 1.01(f) hereof; and

                  (ii) the issuance to individuals and/or entities set forth on SCHEDULE 1.01 who are holders of CSI convertible notes that will be exchanged for Chantal Notes (as defined hereinafter) that are convertible into Exchange Shares as provided by Section 1.01(e) hereof.

         (e) CANCELLATION OF CSI CONVERTIBLE NOTES AND SALE OF CHANTAL CONVERTIBLE NOTES. On the Closing Date, the existing outstanding $225,000 of convertible notes of CSI set forth on Schedule 1.01 shall be cancelled, and Chantal shall issue to the holders of such CSI convertible notes, a like principal amount of Chantal convertible notes, which Chantal notes shall:

                  (i) mature on a date which shall be one year from the Effective Date,

                  (ii) grant to the holders thereof the right to convert such Chantal convertible notes into an aggregate pro rata number and proportion of the 2,707,401 Chantal Common Shares representing the Reserved Shares as are set forth on SCHEDULE 1.01 annexed hereto;

                  (iii) entitle the holders of such Chantal convertible notes (in consideration of the extension of the maturity date hereof) to receive on the Closing Date for $.01 per share, one additional Chantal Common Share for each dollar amount of principal of the Chantal convertible note so extended,

                  (iv) be unconditionally guaranteed as to payment by CSI, and

                  (v) be in the form of EXHIBIT A annexed hereto and made a part hereof (the "CHANTAL NOTES").

         (f) CANCELLATION OF CSI WARRANTS AND ISSUANCE OF CHANTAL WARRANTS. On the Closing Date, the existing outstanding CSI warrants shall be cancelled, and Chantal shall issue to the holders of such CSI warrants, warrants to purchase Chantal Common Shares; which Chantal warrants shall (i) have a term of five years from the Effective Date, (ii) entitle the holders to purchase the aggregate pro-rata number and proportion of the 2,707,401 Chantal Common Shares representing the Reserved Shares as are set forth on SCHEDULE 1.01 annexed hereto; and (iii) be in the form of EXHIBIT B annexed hereto and made a part hereof (the "CHANTAL WARRANTS").

         (g) EXEMPTION FROM REGISTRATION. The Parties intend that the Exchange Shares to be conveyed by Chantal to the CSI Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder to the CSI Stockholders.

SECTION 1.02 CLOSING.

         The closing of the Exchange (the "CLOSING") will take place at the offices of Gersten, Savage,



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Kaplowitz,  Wolf & Marcus, LLP, counsel to CSI ("GSK"), at 101 East 52nd Street,
9th Floor, New York, New York 10022, within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Articles IV and V or at such other date as Chantal and CSI shall agree (the "CLOSING DATE"), but in any event no later than November 10, 2003.

SECTION 1.03 EFFECTIVE TIME.

         The Exchange shall become effective (the "EFFECTIVE TIME") at the time of the Closing, subject to the satisfaction or waiver of each of the conditions set forth in Articles IV and V. The date on which the Effective Time occurs is referred to as the "EFFECTIVE DATE."

SECTION 1.04 EFFECT OF THE EXCHANGE.

         At and after the Effective Time, the Exchange shall be effective as provided in the applicable provisions of the GCL. The existence of Chantal, as the Acquiring Entity, with all of its purposes and powers, shall continue unaffected and unimpaired by the Exchange, and, as the Acquiring Entity, it shall remain governed by the laws of the State of Delaware. The existence of CSI, as the entity whose ownership interests are being acquired, shall continue unaffected and unimpaired as a corporation governed by the laws of the State of New Hampshire, with the exception that it shall be a wholly owned and operated subsidiary of Chantal.

SECTION 1.05 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Exchange:

         (a) The Certificate of Incorporation and Bylaws of Chantal as in effect
immediately   prior  to  the  Effective   Time  shall  be  the   Certificate  of
Incorporation and Bylaws of Chantal following the Exchange.

         (b) The officers and directors of the Acquiring Entity following the Exchange shall be those persons listed on SCHEDULE 1.05, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified

SECTION 1.06 FURTHER ACTIONS.

         If at any time after the Effective Time, Chantal and CSI shall consider or be advised that any further assignment or assurances or any other things that are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Acquiring Entity, the title to any property or right of CSI acquired or to be acquired by reason of or as a result of the Exchange, then Chantal, CSI and their respective officers and directors in office shall use all reasonable efforts to execute and deliver, or cause to be executed and delivered, all such proper deeds, assignments and assurances and do all things reasonably necessary and proper to vest, perfect or confirm title to such property or rights in the Acquiring Entity and otherwise carry out the purpose of this Agreement, and the officers of Chantal are fully authorized in the name of Chantal and CSI or otherwise to take any and all such action with the same effect as if such persons were officers of CSI.

SECTION 1.07 RESTRICTIONS ON RESALE

         (a) THE EXCHANGE SHARES. The Exchange Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Chantal receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for Chantal, that an exemption from the registration requirements of the Securities Act is available.

         The certificates representing the number of Exchange Shares for which the CSI Shares shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND



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         MAY NOT BE SOLD,  TRANSFERRED,  HYPOTHECATED  OR OTHERWISE  DISPOSED OF
         UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CHANTAL SKIN CARE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL
         FOR  CHANTAL  SKIN  CARE   CORPORATION   THAT  AN  EXEMPTION  FROM  THE
         REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

         (b) THE RESERVED SHARES. The Reserved Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Chantal receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for Chantal, that an exemption from the registration requirements of the Securities Act is available.

         The certificates representing the Reserved Shares shall contain a legend substantially as follows:

         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CHANTAL SKIN CARE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CHANTAL SKIN CARE CORPORATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.08 EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE OF CERTIFICATES. At the Closing and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the CSI Stockholders, the CSI Stockholders shall be required to surrender all their CSI Common Shares to the Exchange Agent, and the CSI Stockholders shall be entitled upon such surrender to receive in exchange therefore certificates representing the proportionate number of Exchange Shares into which the CSI Common Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to the CSI Exchange Rate in this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented CSI Common Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Exchange Shares for which such CSI Common Shares have been so exchanged. No dividend payable to holders of Exchange Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented CSI Common Shares, until such certificate or certificates representing all the relevant CSI Common Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

         (b) FULL SATISFACTION OF RIGHTS. All Exchange Shares for which the CSI Common Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the CSI Common Shares.

         (c) EXCHANGE OF CERTIFICATES. All certificates representing CSI Common Shares converted into the right to receive Exchange Shares pursuant to this
Article I shall be furnished to Chantal subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

         (d) CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of CSI shall be deemed to be closed and no transfer of CSI capital stock shall thereafter be recorded thereon.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CHANTAL

                      AND THE CHANTAL PRINCIPAL STOCKHOLDER

         Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to CSI, Chantal and the Chantal Principal Stockholder hereby jointly and severally represents and warrants to CSI, as of the date of this Agreement and as of the Effective Time (unless otherwise indicated), as follows:

SECTION 2.01  ORGANIZATION, STANDING AND POWER.

         As of the Effective Time, Chantal is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it. As of the Effective Time, Chantal is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Chantal, or its business. Chantal has the corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement, Chantal does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 2.02  CAPITALIZATION.

         (a) As of the Effective Time, there are 60,000,000 shares of capital stock of Chantal authorized, consisting of 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, the terms and conditions of which have not been designated. There are 5,350,000 Chantal Common Shares issued and outstanding and no shares of preferred stock outstanding.

         (b) Subject to Section 2.02(d), the Chantal Principal Stockholder owns of record and beneficially 4,395,000 Chantal Common Shares. The balance of the Chantal Common Shares issued and outstanding includes 250,000 shares owned by Livigi, Inc. and 705,000 Chantal Common Shares in the public float. Except as pursuant to and as provided in this Agreement, no Chantal Common Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Chantal Common Shares. Except as pursuant to and as provided in this Agreement, no person is entitled to any rights with respect to the issuance or transfer of Chantal Common Shares.

         (c) All outstanding Chantal Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

         (d) Pursuant to a consulting agreement, on or before the Effective Date, the Chantal Principal Stockholder shall transfer to each of the Rubin Family Irrevocable Stock Trust and Guy Cohen 1,875,000 of his Chantal Common Shares (Rubin Family Irrevocable Stock Trust and Guy Cohen are collectively referred to as the "RUBIN GROUP"). Accordingly, as at the Closing and the Effective Date and immediately prior to issuance of the Exchange Shares and the Reserved Shares, the Fully-Diluted Chantal Shares shall consist of 5,350,000 Chantal Common Shares, of which (i) the Rubin Group shall own 3,750,000 Chantal Common Shares, (ii) the Chantal Principal Stockholder shall own 645,000 Chantal Common Shares, and (iii) third persons shall own 955,000 Chantal Common Shares.

         (e) At the Closing and the Effective Time, Chantal will issue to the CSI Stockholders 10,792,599 Exchange Shares and have designated and reserved for issuance to former CSI security holders entitled to receive Chantal Notes and Chantal Warrants pursuant to Sections 1.01(e) and (f), an aggregate of 2,707,401 Reserve Shares, subject to equitable adjustment as provided in Section 1.01(b).

SECTION 2.03  AUTHORITY FOR AGREEMENT.

         The execution, delivery, and performance of this Agreement by Chantal has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of Chantal enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Chantal will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Chantal's Certificate of Incorporation or its Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Chantal is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Chantal except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Chantal.

SECTION 2.04 ISSUANCE OF CHANTAL SHARES

         The Exchange Shares issuable to the CSI Stockholders as the holders of the CSI Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05 NO OPERATING BUSINESS; LIABILITIES.

         (a) Chantal has no operating business and, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement, Chantal has no operating subsidiaries.

         (b) To the knowledge of Chantal, there has been no material change in the financial condition, operations or business of Chantal since July 29, 1994.

         (c) As at the date of this Agreement and the Effective Time, Chantal shall have no balance sheet and contingent liabilities, and no commitments to incur liabilities.

SECTION  2.06  ABSENCE  OF CERTAIN  CHANGES  OR  EVENTS.  Except as set forth on
SCHEDULE 2.06, and as pursuant to the terms of this Agreement, since July 29, 1994:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Chantal or (ii) any damage, destruction, or loss to Chantal (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Chantal;

         (b) Chantal has not (i) amended its certificate of organization; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Chantal; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) Chantal has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) paid any material obligation or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Chantal; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

         (d) to the best knowledge of Chantal, Chantal has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Chantal; and

         (e) as at the date of this Agreement, Chantal has no aggregate liabilities which would be required to be disclosed on a balance sheet prepared in accordance with GAAP, and as at the Closing Date Chantal shall have no liabilities outstanding and no commitments to incur liabilities.

SECTION 2.07 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

         To the knowledge of Chantal, Chantal has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. No rights of any other person are violated by the use by Chantal of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Chantal, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 2.08  GOVERNMENTAL CONSENT

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Chantal, is required by or with respect to Chantal in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 2.09 LITIGATION

         There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Chantal threatened against or affecting, Chantal or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.10 INTERESTED PARTY TRANSACTIONS

         Chantal is not indebted to any officer or director of Chantal (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to Chantal, except as disclosed in the reports filed with the Securities and Exchange Commission.

SECTION 2.11  COMPLIANCE WITH APPLICABLE LAWS.

         The business of Chantal has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to Chantal is pending or, to the knowledge of Chantal, respectively, after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.

SECTION 2.12 NO UNDISCLOSED LIABILITIES.

         There are no liabilities or debts of Chantal of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 2.13 TAX RETURNS AND PAYMENT

         Chantal has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of Chantal other than Liens for Taxes not yet due and payable, none of which Taxes is material. Chantal has not received notification of any audit of any Tax Return of Chantal being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Chantal which is currently in effect, and Chantal is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount.

SECTION 2.14 ASSETS; ENCUMBRANCES

         Chantal does not own any real property. Chantal has good and valid title to all of its assets. Chantal's assets comprise all of the business, properties, assets (however, employees, to the extent that they could be considered assets, are not included as assets in this Section) and goodwill employed by Chantal and its affiliates in connection with its business.

         All assets are owned by Chantal free and clear of all title defects or objections, liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever, including without limitation, any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, liens, collateral security arrangements and other title or interest retention arrangements, except for liens for current taxes not yet due.

SECTION 2.15 CHANTAL AGREEMENTS

         Chantal is not a party to any material agreements.

SECTION 2.16 LABOR AND EMPLOYMENT MATTERS

         Except for the Chantal Principal Stockholder, there are no current full-time employees, current part-time employees, other employees or consultants currently employed or engaged by Chantal or who render services to Chantal as of the date hereof, and no written contracts, written agreements, written commitments and written arrangements relating thereto. Chantal is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Chantal, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of Chantal who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Chantal, are any such efforts being conducted. There is no pending or, to the knowledge of Chantal, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Chantal, or which may interfere with its continued operations. To the knowledge of Chantal, neither the Chantal nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Chantal by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants during the twenty-four (24) months prior to the date hereof. Chantal has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Chantal has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Chantal is any such claim threatened against Chantal . Chantal is not a party to, or otherwise bound by, any order relating to its employees or employment practices. Chantal has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of Chantal is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

SECTION 2.17  EMPLOYEE BENEFITS

         There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of Chantal or which is sponsored, maintained or contributed to by Chantal or to which Chantal has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)"). No Employee Benefit Plan is (i) subject to Section 412 of the Internal Revenue Code or Section 306 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or (iii) a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) which has two or more contributing sponsors at least two of whom are not under common control. Any and all amounts which Chantal is required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid.

SECTION 2.18 RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Chantal is a party or otherwise binding upon Chantal which has or may have the effect of prohibiting or impairing any business practice of Chantal, any acquisition of property (tangible or intangible) by Chantal or the conduct of business by Chantal.

SECTION 2.19 BROKERS' AND FINDERS' FEES.

         Chantal has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CSI

         Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Chantal, CSI hereby represents and warrants to Chantal, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 3.01 ORGANIZATION, STANDING AND POWER.

         CSI is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of New Hampshire, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. CSI is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. CSI does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 3.02 CAPITALIZATION.

         (a) There are 60,000,000 shares of CSI capital stock authorized, consisting of 50,000,000 shares of common stock, $0.001 par value per share (the "CSI COMMON SHARES"), and 10,000,000 shares of preferred stock, the terms and conditions of which have not been designated. As of the date of this Agreement, there were (a) 111.5 issued and outstanding CSI Common Shares, (b) zero issued and outstanding shares of preferred stock, and (c) 27.82673 CSI Common Shares reserved for issuance upon exercise or conversion of CSI Share Equivalents. Except as disclosed on SCHEDULE 3.02(a) hereto, no CSI Common Shares have been reserved for issuance to any Person, and there are no other outstanding CSI Share Equivalents or other rights, warrants, options or agreements for the purchase of CSI Common Shares, except as provided in this Agreement. Except as disclosed on SCHEDULE 3.02(a) hereto, no Person is entitled to any rights with respect to the conversion, exchange or delivery of the CSI Common Shares. The CSI Common Shares have been issued in compliance with all Applicable Law.

         (b) As at the date of this Agreement,  the Fully-Diluted CSI Shares are
139.32673 CSI Common Shares.

SECTION 3.03 AUTHORITY FOR AGREEMENT.

         The execution, delivery and performance of this Agreement by CSI has been duly authorized by all necessary corporate and shareholder action, and this Agreement constitutes the valid and binding obligation of CSI, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by CSI will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, CSI's Articles of Incorporation or Bylaws, in each case as amended, or, to the knowledge of CSI, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which CSI is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to CSI, except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on CSI.

SECTION 3.04 FINANCIAL STATEMENTS.

         (a) CSI has made available to Chantal copies of its audited financial statements for the years ended September 30, 2001 and September 30, 2002, and the unaudited balance sheet, statement of operations and statement of cash flows as at June 30, 2003 and for the nine months ended June 30, 2003 ("CSI FINANCIAL STATEMENTS"). The financial statements as at June 30, 2003 and for the nine months then ended will be audited on or before September 30, 2003.

         (b) Each set of CSI financial statements (including, in each case, any related notes thereto) contained in the CSI Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present in all material respects the financial position of CSI as at the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

         (c) To the knowledge of CSI, except as disclosed in the CSI Financial Statements, there has been no material change in the financial condition, operations or business of CSI since June 30, 2003.

         (d) Except as set forth on the unaudited June 30, 2003 balance sheet or on SCHEDULE 3.04 herof, CSI does not have any material liabilities.

SECTION  3.05  ABSENCE  OF CERTAIN  CHANGES  OR  EVENTS.  Except as set forth on
SCHEDULE 3.05, to the knowledge of CSI, since June 30, 2003:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CSI or (ii) any damage, destruction, or loss to CSI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CSI;

         (b) CSI has not (i) amended its  Articles of  Incorporation  or Bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CSI; (iv) made any material change in its method of management, operation, or accounting; (v) other than in the ordinary course of business, entered into any other material transaction; (vi) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) other than pursuant to any existing employment agreement, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) CSI has not (i) materially borrowed or agreed to borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CSI balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CSI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the knowledge of CSI, CSI has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a Material Adverse Effect on CSI.

SECTION 3.06 GOVERNMENTAL CONSENT

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission, or, to the knowledge of CSI, any third party, including a party to any agreement with CSI, is required by or with respect to CSI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 3.07 TITLE AND RELATED MATTERS.

         To the knowledge of CSI, CSI has good and marketable title to all of its owned real property and good title to all of its personal properties, inventory, interests in personal properties, and assets which are reflected in the most recent balance sheet included on the unaudited June 30, 2003 balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). To the knowledge of CSI, CSI owns, free and clear of any Liens, except Liens for Taxes not yet due, any and all of its assets. To the knowledge of CSI, CSI has not received any written notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect on CSI.

SECTION 3.08 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

         CSI has full legal right, title and interest in and to all of the material intellectual property utilized in the operation of its business. CSI has not received any written notice that the rights of any other person are violated by the use by CSI of the material intellectual property. None of the material intellectual property has ever been declared by a court of competent jurisdiction invalid or unenforceable, or is the subject of any pending or, to the knowledge of CSI, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.09 LITIGATION

         There is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of CSI, threatened, against or affecting CSI or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.10 INTERESTED PARTY TRANSACTIONS

         Except as set forth in SCHEDULE 3.10(a) attached hereto, CSI is not indebted to any officer or director of CSI (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to CSI, except as disclosed in the CSI Financial Statements.

SECTION 3.11 COMPLIANCE WITH APPLICABLE LAWS.

         To the knowledge of CSI, the business of CSI has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on CSI. To the knowledge of CSI, no investigation or review by any governmental entity with respect to CSI is pending or threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect on CSI.

SECTION 3.12 TAX RETURNS AND PAYMENT

         CSI has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the CSI Financial Statements and except for Taxes being contested in good faith. To the knowledge of CSI, except as disclosed in the CSI Financial Statements, there is no material claim for Taxes that is a Lien against the property of CSI other than Liens for Taxes not yet due and payable, none of which Taxes is material. CSI has not received written notification of any audit of any Tax Return of CSI being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on CSI, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CSI which is currently in effect, and CSI is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the CSI Financial Statements.

                                   ARTICLE IV

                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01 COVENANTS OF CSI

         CSI covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CSI shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect on CSI would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Chantal:

         (a) shall not amend its Articles of Incorporation or Bylaws, other than to change its name;

         (b) except as provided in the schedules attached hereto, shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

         (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

         (d) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of CSI's business except in the ordinary course of business consistent with past practices;

         (e) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, as provided in the schedules attached hereto or as pursuant to the terms of this Agreement, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided by Chantal and/or any of its affiliates;

         (f) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

         (g) shall not declare or pay any dividends on or make any distribution of any kind with respect to the CSI Shares;

         (h) shall notify Chantal promptly in the event of any material loss or damage to any of CSI's material assets;

         (i) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

         (j) shall seek to preserve the present material employees, reputation and business organization of CSI and CSI's relationship with its significant clients and others having business dealings with it;

         (k) shall not issue any additional shares of CSI capital stock or take any action affecting the capitalization of CSI or the Fully-Diluted CSI Shares;

         (l) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to CSI's business, operations or assets where such violation would have a Material Adverse Effect on CSI;

         (m) shall not grant any severance or termination pay to any director, officer or any other employees of CSI, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

         (n) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

         (o) shall not terminate or waive any material right of substantial value other than in the ordinary course of business; and

         (p) except as provided in the schedules attached hereto, shall not enter into any material contract or commitment other than in the ordinary course of business.

SECTION 4.02 COVENANTS OF CHANTAL AND THE CHANTAL PRINCIPAL STOCKHOLDER

         (a) ACTIONS PENDING CLOSING. Chantal and the Chantal Principal Stockholder each covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Chantal shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of CSI:

                  (i) shall not amend its Certificate of Incorporation or Bylaws;

                  (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

                  (iii) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

                  (iv) shall not create, incur, assume, or guarantee any indebtedness for money borrowed, except those in existence on the date hereof or provided by CSI and/or any of its affiliates;

                  (v) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

                  (vi) shall not declare or pay any dividends on or make any distribution of any kind with respect to the shares of capital stock of Chantal;

                  (vii) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

                  (viii)   shall  seek  to  preserve   the  present   employees,
reputation and business organization of Chantal and Chantal's relationship with its clients and others having business dealings with it;

                  (ix) shall not issue any additional Chantal shares or take any action affecting the capitalization of Chantal;

                  (x) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to Chantal's business or operations where such violation would have a Material Adverse Effect;

                  (xi) shall not grant any severance or termination pay to any director, officer or any other employees of Chantal, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

                  (xii) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

                  (xiii) shall not terminate or waive any right of substantial value other than in the ordinary course of business; and

                  (xiv) shall not enter into any material contract or commitment other than in the ordinary course of business.

         (b) APPROVAL BY CHANTAL PRINCIPAL STOCKHOLDER. By his execution and delivery of this Agreement, the Chantal Principal Stockholder does hereby approve, adopt and ratify this Share Exchange Agreement, the Exchange and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

         (c) RESIGNATION OF DIRECTORS. Chantal shall, prior to the Closing, cause its directors to resign effective immediately subsequent to the Effective Time. In addition, Chantal agrees and accepts that the seven

(7) designees of CSI set forth in Schedule 1.05 hereto shall be appointed to the Board of Directors subsequent to Closing.

         (d) FILING OF REGISTRATION STATEMENT. Chantal shall file a registration statement within thirty (30) days after the completion or termination of the Rule 504 Offering (as defined in Section 4.03(i)) to register the Chantal Common Shares owned of record or beneficially by the CSI Stockholders listed on
SCHEDULE 4.03(F) hereof, the Rubin Group and the Chantal Principal Stockholder.

         (e) AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Chantal shall hold a shareholders' meeting and file, as soon as practicable following the execution of this Agreement, a Restated and Amended Certificate of Incorporation (the "Restated Certificate"), which Restated Certificate shall upon acceptance thereof by the Secretary of State of Delaware have the effect of adopting the provisions of CSI's Articles of Incorporation and By-laws and changing its name from "Chantal Skin Care Corporation" to "Utix Group, Inc."

SECTION 4.03  COVENANTS OF THE PARTIES

         (a) TAX-FREE REORGANIZATION. The Parties intend that the Exchange qualify as a Tax-free exchange under Sections 351 of the Code, as amended, and the Parties will take the position for all purposes that the Exchange shall qualify under such Section.

         (b) ANNOUNCEMENT. Neither CSI, on the one hand, nor Chantal on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

         (c) NOTIFICATION OF CERTAIN MATTERS. CSI shall give prompt written notice to Chantal, and Chantal shall give prompt written notice to CSI, of:

                  (i) The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

                  (ii) Any material failure of CSI on the one hand, or Chantal, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (d) REASONABLE BEST EFFORTS. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable  laws) to  consummate  and make  effective  the  Exchange  and  other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

                  (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

                  (ii) The satisfaction of the Party's conditions precedent to Closing.

         (e) ACCESS TO INFORMATION

                  (i) INSPECTION BY CSI. Chantal will make available for inspection by CSI, during normal business hours and in a manner so as not to interfere with normal business operations, all of Chantal's records (including tax records), books of account, premises, contracts and all other documents in Chantal's possession or control that are reasonably requested by CSI to inspect and examine the business and affairs of Chantal. Chantal will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of CSI concerning the business and affairs of Chantal. CSI will treat and hold as confidential any information they receive from Chantal in the course of the reviews contemplated by this Section 4.03(e). No examination by CSI will, however, constitute a waiver or relinquishment by CSI of its rights to rely on Chantal's covenants, representations and warranties made herein or pursuant hereto.

                  (ii) INSPECTION BY CHANTAL. CSI will make available for inspection by Chantal, during normal business hours and in a manner so as not to interfere with normal business operations, all of CSI's records (including tax records), books of account, premises, contracts and all other documents in CSI's possession or control that are reasonably requested by Chantal to inspect and examine the business and affairs of CSI. CSI will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Chantal concerning the business and affairs of CSI. Chantal will treat and hold as confidential any information they receive from CSI in the course of the reviews contemplated by this Section 4.03(e). No examination by Chantal will, however, constitute a waiver or relinquishment by Chantal of its rights to rely on CSI's covenants, representations and warranties made herein or pursuant hereto.

         (f) RESALES OF FULLY-DILUTED CHANTAL SHARES.

                           (A)  The  members  of the  Rubin  Group  and  the CSI
Stockholders that are listed on SCHEDULE 4.03(f) and own of record or beneficially less than 10% of the issued and outstanding Chantal Common Shares shall, on the Effective Date, execute and deliver to Chantal an agreement, substantially in the form of EXHIBIT C annexed hereto and made a part hereof (the "CHANTAL LOCK-UP AGREEMENT"), with respect to resales of the Chantal Common Shares to be owned by them following the Exchange.

                           (B) Under the terms of the Chantal Lock-up Agreement,
those members of the Rubin Group and CSI Stockholders shall not, unless permitted by the Board of Directors of Chantal, sell their Chantal Common Shares for a period of one (1) year from the Effective Date.

         (g) SALE OF ADDITIONAL CHANTAL NOTES. On or before the Closing, Chantal and the Rubin Group shall have consummated the sale of not less than $300,000 of 7% non-convertible promissory notes of Chantal that (i) shall bear interest only, payable quarterly, commencing March 31, 2004, (ii) are payable as to principal on a date that shall be not earlier than one year from the Effective Date, (iii) are fully guaranteed by CSI, as a wholly-owned subsidiary of Chantal, (iv) entitle the holder to receive for $.01 per share, one Chantal Common Share for each $1.00 principal amount of Chantal note purchased, and (v) be in substantially the form of EXHIBIT D annexed hereto and made a part hereof (the "ADDITIONAL CHANTAL NOTES"). Rubin Family Irrevocable Stock Trust shall subscribe to not less than $50,000 of such Additional Chantal Notes.

         (h) SALE OF ADDITIONAL CHANTAL NOTES BY CSI CSI shall use its best efforts (without being legally obligated so to do) to arrange for the sale to existing CSI Stockholders or holders of CSI convertible notes of $75,000 principal amount of Additional Chantal Notes (exclusive of the $300,000 of Additional Chantal Notes being purchased in accordance with Section 4.03(g) above).

         (i) POST-CLOSING SALES OF CHANTAL SECURITIES. Chantal and the Rubin Group shall use their best efforts to consummate by December 31, 2003, or as soon thereafter as is practicable, a private offering, under Rule 504 promulgated under the Securities Act of 1933, as amended, of a minimum amount of $500,000 and a maximum amount of $1,000,000 of common stock of Chantal (the "RULE 504 OFFERING"). By the Closing Date, the Chantal Principal Stockholder shall provide CSI with a list of potential investors for such Rule 504 Offering.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.01 CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

         The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both Chantal and CSI:

         (a) CONSENTS, APPROVALS. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, their stockholders (including any applicable classes thereof) and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

         (b) ABSENCE OF CERTAIN LITIGATION. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Exchange.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CHANTAL

         The obligations of Chantal on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Chantal:

         (a) CONSENTS AND APPROVALS. CSI shall have obtained all material consents, including any material consents and waivers by CSI's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by CSI in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

         (c) PERFORMANCE. CSI shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior at or prior to the Closing or except to the extent that the failure to so perform or comply with the same shall not have a Material Adverse Effect.

         (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Chantal and its counsel, and Chantal and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

         (e) CERTIFICATE OF GOOD STANDING. CSI shall have delivered to Chantal a certificate as to the good standing of CSI certified by the Secretary of State of the State of New Hampshire on or within two (2) business days prior to the Closing Date.

         (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, CSI shall not have suffered a Material Adverse Effect.

         (g) LOCK-UP AGREEMENT. Chantal and the designated CSI Stockholders that are parties thereto shall have executed the Chantal Lock-up Agreement.

SECTION 5.03 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CSI

         The obligations of CSI on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by CSI:

         (a) CONSENTS AND APPROVALS. Chantal shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by Chantal in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

         (c) PERFORMANCE. Chantal shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing or the same shall not have a Material Adverse Effect.

         (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CSI and its counsel, and CSI and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

         (e) CERTIFICATE OF GOOD STANDING. Chantal shall have delivered to CSI a certificate as to the good standing of Chantal certified by the Secretary of State of the State of Delaware on or within two (2) business days prior to the Closing Date.

         (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, Chantal shall not have suffered a Material Adverse Effect.

         (g) LOCK-UP AGREEMENT. Chantal and the Rubin Family Irrevocable Stock Trust shall have executed the Chantal Lock-up Agreement.

         (h) CHANTAL BOARD OF DIRECTORS. At the Effective Time of the Exchange, all of the officers and members of the board of directors of Chantal shall tender their resignations as officers and directors of Chantal, and the vacancies created on the Chantal board of directors shall be filled by the persons designated by CSI that are listed on Schedule 1.05.

         (i) ADOPTION OF STOCK OPTION PLAN. By the Closing Date, Chantal shall have adopted a stock option plan (the "Plan") under which an aggregate of up to 4,000,000 shares of Chantal Common Stock shall be reserved for issuance to key employees of Chantal, all in the form of EXHIBIT E attached hereto. The Chantal Principal Stockholder, his transferees pursuant to Section 2.02(d) and the CSI Stockholders shall enter into a voting agreement with Chantal in the form attached hereto as EXHIBIT F (the "VOTING AGREEMENT") pursuant to which they shall agree to vote in favor of the Plan.

         (j) CONSUMMATION OF SALE OF ADDITIONAL CHANTAL NOTES. On the Closing Date, the sale of not less than $300,000 of Additional Chantal Notes shall have been consummated and the total proceeds thereof shall have been remitted to CSI as additional working capital to be used to further its business purposes. No sales commissions, fees or any other expenses shall be deducted from the gross proceeds of the sale of the Additional Chantal Notes.

         (k) RUBIN FAMILY TRUST VOTING AGREEMENT. The Rubin Family Irrevocable Stock Trust shall enter into a voting agreement with Chantal in the form attached hereto as EXHIBIT G (the "RUBIN FAMILY TRUST VOTING AGREEMENT") pursuant to which the Rubin Family Irrevocable Stock Trust shall transfer to the Board of

Directors of Chantal, or its successor in interest, its voting rights with respect to the 1,875,000 Chantal Common Shares owned of record or beneficially by it, to appoint nominee(s) to the Board of Directors of Chantal.

                                   ARTICLE VI

                                   TERMINATION

SECTION 6.01 TERMINATION.

         This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Effective Time by:

         (a) The mutual written consent of the Boards of Directors of the Parties;

         (b) Either Chantal, on the one hand, or CSI, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Exchange or the issuance of the Exchange Shares pursuant to the Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

         (c) Subject to Section 9.03(b), Chantal, if CSI shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Chantal to CSI;

         (d) Subject to Section 9.03(b), CSI, if Chantal shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by CSI to Chantal; or

         (e) Without any action on the part of the Parties if required by Applicable Law or if the Exchange shall not be consummated by November 10, 2003.

SECTION 6.02  EFFECT OF TERMINATION.

         If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of Chantal or CSI, PROVIDED, that subject to Section 9.03(b), nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement and PROVIDED, FURTHER, that subject to Section 9.03(b), termination shall not affect accrued rights or liabilities of any party at the time of such termination.

                                   ARTICLE VII

                                 CONFIDENTIALITY

SECTION 7.01 CONFIDENTIALITY

         Chantal, on the one hand, and CSI, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 9.03(b).

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01 INDEMNIFICATION BY CHANTAL

         Chantal and the Chantal Principal Stockholder shall indemnify, defend and hold harmless each of CSI, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of CSI, any subsidiary or affiliate thereof or an employee of CSI, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "CSI INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Chantal or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of Chantal or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("CSI INDEMNIFIED LIABILITIES"). Any CSI Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Chantal in writing, but the failure to so notify shall not relieve Chantal from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice Chantal.

SECTION 8.02 INDEMNIFICATION BY CSI

         CSI shall indemnify, defend and hold harmless each of Chantal, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Chantal, any subsidiary or affiliate thereof or an employee of Chantal, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "CHANTAL INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by CSI or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of CSI or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or
(iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("CHANTAL INDEMNIFIED LIABILITIES"). Any Chantal Indemnified Party wishing to claim indemnification under this
Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CSI in writing, but the failure to so notify shall not relieve CSI from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice CSI.

SECTION 8.03 INDEMNIFICATION OF EXCHANGE AGENT

         (a) Chantal and CSI (for the purposes of this Section 8.03, the "INDEMNITORS") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "INDEMNITEES") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

         (b) If the indemnification provided for in Section 8.03(a) is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

SECTION 8.04 SURVIVAL OF INDEMNIFICATION

         All rights to indemnification under this Article 8 shall survive for nine months after the Effective Date of the Exchange, and thereafter any rights to make a claim for indemnity hereunder is hereby waived. The provisions of this
Article 8 are intended to be for the benefit of, and shall be enforceable by, each Chantal Indemnified Party, each CSI Indemnified Party, and his or her heirs and representatives, and the Exchange Agent. No Party shall enter into any settlement regarding the foregoing without prior approval of the CSI Indemnified Party or the Chantal Indemnified Party, as the case may be or, if related in any way to the duties of the Exchange Agent hereunder, the Exchange Agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as set forth in Article VIII. All such representations and warranties will be extinguished upon the Effective Date of the Exchange and none of the Parties nor any of their officers, directors, members, employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02 EXPENSES.

         Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.03 APPLICABLE LAW; ARBITRATION.

         (a) GOVERNING LAW. Except to the extent that the law of the State of Delaware is mandatorily applicable to the Exchange (which shall be governed by the GCL), this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

         (b) ARBITRATION. Any controversy or claim among the Parties arising out of or relation to this Agreement or arising in connection with any breach hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as such rules may be modified by this Section 9.03(b). In connection with the foregoing, each of the Parties hereby waives the right to a trial by jury any suit action or other proceeding in connection with this Agreement or any breach hereof. Any award rendered in any arbitration hereunder or in connection herewith shall be final and binding on the Parties and judgment upon such award shall be rendered in any court of competent jurisdiction. Any arbitration shall be held in New York, New York. A single arbitrator selected jointly by the Parties hereunder shall conduct all arbitrations. If the Parties are unable to agree on a single arbitrator within 30 days after a demand for arbitration is made in writing by one Party upon the other, Chantal shall select one arbitrator and CSI shall select one arbitrator and the two arbitrators so selected shall select a third neutral arbitrator who shall have familiarity with share exchange transactions and experience in dispute resolution. The arbitrators shall render a reasoned written opinion together with their decision and shall award costs and reasonable attorneys fees to the prevailing Party in the arbitration. Notwithstanding the preceding sentence, in no event shall the arbitrators be entitled to award punitive damages (or any award in the nature of punitive damages) in any such arbitration.

SECTION 9.04 NOTICES.

         All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

         (a) If sent by registered or certified mail in the United States, return receipt requested, upon receipt;

         (b) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

         (c) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) above, when transmitted and receipt is confirmed by the fax machine; or

         (d) If otherwise actually personally delivered, when delivered.

         All notices and other communications under this Agreement shall be sent or delivered as follows:

         If to CSI, to:

                  170 Cambridge Street
                  Burlington, MA  01803-2933
                  Attn:  Anthony G. Roth, President and CEO
                  Telephone:  (800) 627-7547
                  Telecopy:  (781) 229-8886

         with a copy to (which shall not constitute notice):

                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street, 9th Floor
                  New York, NY 10022
                  Attention:  Stephen A. Weiss, Esq.
                  Telephone:  (212) 752-9700
                  Facsimile:  (212) 980-5192

         If to Chantal, to:

                  410 Park Avenue
                  New York, New York  10022
                  Telephone:  (212) 595-4955
                  Fax:  (212) 898-1266

         If to Chantal Principal Stockholder, to:

                  410 Park Avenue
                  New York, New York  10022
                  Telephone:  (212) 595-4955
                  Fax:  (212) 898-1266

         If to the CSI Stockholders, c/o:

                  Corporate Sports Incentives, Inc.
                  170 Cambridge Street
                  Burlington, MA  01803-2933
                  Attn:  Anthony G. Roth, President and CEO
                  Telephone:  (781) 229-2589
                  Telecopy:  (781) 229-8886

         Each Party may change its address by written notice in accordance with this Section.

SECTION 9.05 ENTIRE AGREEMENT.

         This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.06 ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; PROVIDED that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.07 HEADINGS; REFERENCES.

         The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Schedules" or "Exhibits" shall be deemed to be references to Articles, Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

SECTION 9.08 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.09 NO THIRD PARTY BENEFICIARIES.

         Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.10 SEVERABILITY; ENFORCEMENT.

         Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

SECTION 9.11 RULES OF CONSTRUCTION.

         The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.12 EXHIBITS.

         All of the Schedules and Exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

SECTION 9.13 INTERPRETATION.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


CHANTAL SKIN CARE CORPORATION                    CSI STOCKHOLDERS:

By:
    -----------------------------                -------------------------------
    Name:                                        Name:
    Title:


                                                 -------------------------------
                                                 Name:

CHANTAL PRINCIPAL STOCKHOLDER

                                                 -------------------------------
                                                 Name:
---------------------------------
JOEL PENSLEY

                                                 -------------------------------
                                                 Name:
CORPORATE SPORTS INCENTIVES, INC.

By:
    -----------------------------                -------------------------------
    Name:  Anthony Roth                          Name:
    Title: President and CEO

                                    SCHEDULES

                                  SCHEDULE 1.01

Capital Stock

         Name                                        Exchange Shares
         ----                                        ---------------
         Jonathan Adams                              5,710,882
         Anne Concannon                              2,323,071
         Gerald Roth                                 1,209,933
         Roth Financial Group                        1,451,919
         Martha Ballog                                  96,795

Warrants - A

         Name                                        Exchange Shares
         ----                                        ---------------
         Steve Apesos                                24,199
         Charles Lieppe                              48,397
         Gerald Roth                                 36,298

Warrants - B

         Name                                        Exchange Shares
         ----                                        ---------------
         Charles Lieppe                              96,795

Warrants - C

         Name                                        Exchange Shares
         ----                                        ---------------
         Paul Avery Jr. Revocable Trust               19,359
         Mort Goulder                                145,192
         George Schwenk                               48,397
         James Kendall                                96,795
         Steve Apesos                                 96,795
         Michael Okun                                193,589
         Phil St. Germain                             96,795
         Eric Dmitrenko                               19,359
         William & Cheryl Dumaine                     48,397
         Walter Hemming                               96,795
         Binoy Singh                                   9,679
         Varinder Singh                                9,679
         Farooq Chaudry                               29,038

Redeemable Warrants

         Name                                        Exchange Shares
         ----                                        ---------------
         Stephen Weiss                               125,000
         Ned Gelband                                 250,000
         Jay Kaplowitz                               125,000

Convertible Note

         Name                                        Exchange Shares
         ----                                        ---------------
         Paul Avery Jr. Revocable Trust               23,231

         Mort Goulder                                174,230
         George Schwenk                               58,077
         James Kendall                               116,154
         Steve Apesos                                116,154
         Michael Okun                                232,307
         Phil St. Germain                            116,154
         Eric Dmitrenko                               23,231
         William & Cheryl Dumaine                     58,077
         Walter Hemming                              116,154
         Binoy Singh                                  11,615
         Varinder Singh                               11,615
         Farooq Chaudry                               34,846

Notes to be Cancelled in Exchange for Chantal Notes

         Name                                        Cancelled Loan Amount
         ----                                        ---------------------
         Gerald Roth                                 $ 75,000
         Charles Lieppe                              $100,000
         Steve Apesos                                $ 50,000

                                  SCHEDULE 1.05

     Jonathan Adams
     Anne Concannon
     Gerald Roth
     Charles Lieppe
     Anthony G. Roth
     Robert Powers
     Peter Flatow

                                SCHEDULE 3.02(a)

         Upon the Closing Date, Anthony G. Roth, President and CEO of CSI, shall be granted, pursuant to an amended employment agreement, options to purchase the greater of (i) 1,000,000 shares or (ii) 25% of the stock option pool of common stock allocated for the Board of Directors and employees.

         Upon the Closing Date, Steve Apesos shall be granted, pursuant to an amended employment agreement, options to purchase 100,000 shares from the stock option pool of common stock allocated for the Board of Directors and employees.

         Upon the Closing Date, Charles Lieppe shall be granted, pursuant to a consultant agreement, options to purchase the greater of (i) 1,000,000 shares or
(ii) 20% of the stock option pool of common stock allocated for the Board of Directors and employees.

         Upon the Closing Date, each newly-appointed independent director shall be granted options to purchase approximately 100,000 shares from the stock option pool of common stock allocated for the Board of Directors and employees.

                                 SECTION 3.04(d)

CSI entered into a Business Loan Agreement with multiple individuals with a current outstanding principal amount of $470,000. The note is secured by all of the existing and future assets of CSI, excluding selective receivable financing on bundled retail products. The loan is convertible into shares of the common stock of CSI after July 15, 2004

                                  SCHEDULE 3.05

SCHEDULE 3.05(b)(i)

         Restated Articles of Incorporation including Designated Amendments filed with the New Hampshire Secretary of State on September 19, 2003.

SCHEDULE 3.05(b)(v)

         CSI recently hired a part-time CFO position. The position is paid hourly, is at-will, and is expected to be eliminated after 1 year.

SCHEDULE 3.05(b)(vi)

         Upon the Closing Date, Anthony G. Roth, President and CEO of CSI, pursuant to an amended employment agreement, will receive an annual salary increase of $7,229 for the term of his employment agreement and a one-time bonus of $25,000.

         Upon the Closing Date, Charles Lieppe shall be paid an annual consulting fee of $75,000 pursuant to a new consultant agreement.

         Upon the Closing Date, Steve Apesos, who is a part-time consultant being paid an annual salary of $72,000 plus commission, will become a full-time employee at an annual salary of $110,000 pursuant to an amended employment agreement.

SCHEDULE 3.05(b)(vii)

         Upon the Closing Date, Anthony G. Roth, President and CEO of CSI, pursuant to an amended employment agreement, will receive an annual salary increase of $7,229 for the term of his employment agreement and a one-time bonus of $25,000.

         Upon the Closing Date, Steve Apesos, who is a part-time consultant being paid an annual salary of $72,000 plus commission, will become a full-time employee at an annual salary of $110,000 pursuant to an amended employment agreement.

SCHEDULE 3.05(c)(i)

         CSI entered into a Business Loan Agreement with multiple individuals with a current outstanding principal amount of $470,000. The note is secured by all of the existing and future assets of CSI, excluding selective receivable financing on bundled retail products. The loan is convertible into shares of the common stock of CSI after July 15, 2004.

SCHEDULE 3.05(c)(ii)

         CSI paid off receivables financing in the amount of $320,348 in August 2003.

SCHEDULE 3.05(c)(iv)

         The employment agreements with Anthony G. Roth and Steve Apesos have been amended effective as of the Closing Date.

                                SCHEDULE 3.10(a)

         CSI entered into a Business Loan Agreement with multiple individuals with a current outstanding principal amount of $470,000. The note is secured by all of the existing and future assets of CSI, excluding selective receivable financing on bundled retail products. The loan is convertible into shares of the common stock of CSI after July 15, 2004.

                                SCHEDULE 4.03(f)

Rubin Family Irrevocable Stock Trust
Jon Adams
Anne Concannon
Gerald Roth

Anthony G. Roth on behalf of Roth Financial Group
Martha Ballog

                                    EXHIBIT A

                                  Chantal Note

                                    EXHIBIT B

                                 Chantal Warrant

                                    EXHIBIT C

                            Chantal Lock-up Agreement

                                    EXHIBIT D

                             Additional Chantal Note

                                    EXHIBIT E

                                Stock Option Plan

                                    EXHIBIT F

                                Voting Agreement

                                    EXHIBIT G

                       Rubin Family Trust Voting Agreement